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                                                                    EXHIBIT 23.1




                 CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
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The Board of Directors
Haven Bancorp, Inc.:

We consent to the incorporation by reference in the registration statement on Form S-3 of Haven Bancorp, Inc. of our report dated January 23, 1997, related to the consolidated statements of financial condition of Haven Bancorp, Inc. as of December 31, 1996 and 1995, and the related consolidated statements of operations, changes in stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1996, which report is included in the 1996 Annual Report to Stockholders of Haven Bancorp, Inc. and has been incorporated by reference in the December 31, 1996 Annual Report on Form 10-K of Haven Bancorp, Inc., and to the reference to our firm under the heading "Experts" in the registration statement.



                                       /s/ KPMG Peat Marwick LLP
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                                       KPMG Peat Marwick LLP

Jericho, New York
July 11, 1997